Filed Pursuant to Rule 424(b)(4)

Registration No. 333-284448

PROSPECTUS

347,796 Shares of Common Stock Underlying the Series A Warrants

37 Shares of Common Stock Underlying the Series B Warrants (which contain a zero exercise price option)

Digital Ally, Inc. (the “Company,” “Digital Ally,” the “registrant,” “we,” “our” or “us”) is registering shares of common stock issuable upon exercise of Series A Warrants to purchase one share of common stock (the “Series A Warrants”) and Series B Warrants to purchase one share of common stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants”) that were previously sold in connection with a firm commitment, underwritten offering that closed on February 14, 2025 (the “Offering”). On February 14, 2025, pursuant to the Offering, the Company sold (A) 3,925 units (the “Units”), with each Unit consisting of: (i) one share of common stock; (ii) one Series A Warrant; and (iii) one Series B Warrant and (B) 46,075 pre-funded units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of: (i) one pre-funded warrant exercisable for one share of common stock (the “Pre-Funded Warrants”); (ii) one Series A Warrant; and (iii) one Series B Warrant. Each Series A Warrant is exercisable at an exercise price of $375.00 per share (125% of the public offering price per Unit set forth below), subject to certain anti-dilution and share combination event protections, and each Series B Warrant is exercisable at an exercise price of $600.00 per share, (200% of the public offering price per Unit set forth below) subject to certain share combination event protections. The Series A Warrants are exercisable commencing upon our receipt of the Warrant Stockholder Approval (described below) and expire five (5) years after the date of the Warrant Stockholder Approval. The Series B Warrants are exercisable commencing upon our receipt of the Warrant Stockholder Approval and expire two and one-half (2.5) years from the date of Warrant Stockholder Approval. See “Description of Securities.”

Under the zero exercise price option of the Series B Warrants, a holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series B Warrant and (y) three (3.0). As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one share of common stock when they could elect the alternate cashless exercise option and pay no exercise price to receive more shares of common stock than they would receive if they did pay an exercise price. In addition, the Series A Warrants and Series B Warrants contain a reset of the exercise price to a price equal to the lesser of (i) the then-current exercise price and (ii) the lowest volume weighted average price (“VWAP”) during the period from the trading day immediately following, until the fifth trading day following, the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants, among other adjustments. The exercise price of the Series A Warrants and Series B Warrants was reset in accordance with the foregoing provision after the Company’s one-for-twenty reverse stock split that became effective as of 5:30 p.m. Eastern Time on May 6, 2025 (the “First Reverse Stock Split”) and the Company’s one-for-one hundred reverse stock split that became effective at 5:30 p.m. Eastern Time on May 22, 2025 (the “Second Reverse Stock Split”, and together with the First Reverse Stock Split, the “Reverse Stock Splits”). As a result of the Reverse Stock Splits and the reset provisions, the current exercise price of the Series A Warrants and Series B Warrants has been reset to $62.00. Additionally, upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant, subject to certain exceptions, the exercise price of the Series A Warrant will be reduced to such lower price, subject to a floor price set forth in the warrant, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged.

Finally, on the trading day after the Reset Period (defined below) (the “Reset Date”), the exercise price of the Warrants was reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily VWAP during the period commencing two full trading days prior to the Warrant Stockholder Approval and ending following the close of trading on the 10th trading day after public notice of the Warrant Stockholder Approval (the “Reset Period”), and (b) the floor price set forth in the Warrants, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged. The number of shares issuable upon the exercise of the Warrants under the reset provisions increases as the Company’s stock price falls deeper below the initial exercise price of the Warrants. Given the provisions of the Warrants, holders of the Warrants will be issued a maximum aggregate of 347,796 shares of common stock upon the exercise of all of the Series A Warrants and a maximum aggregate of 556,452 shares of common stock upon the exercise of the Series B Warrants. However, if the holders of the Series B Warrants elect the “zero exercise price” option, the number of shares of common stock issuable upon exercise of the Series B Warrants would increase by a factor of three, resulting in a maximum aggregate of 1,669,356 shares of common stock upon the exercise of the Series B Warrants. For reference, there were 39,626 shares of common stock outstanding as of February 14, 2025 and there are 1,727,421 shares of common stock outstanding as of the date of this prospectus.

Any reduction to the exercise prices of the Series A Warrants and the Series B Warrants and resulting increase in the shares of common stock underlying the Warrants will be subject to a floor price. Prior to notice of the Warrant Stockholder Approval, the floor Price was equal to 50% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement with Aegis Capital Corp. (as described below) and after public notice of the Warrant Stockholder Approval, the floor Price is 20% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement.

The Warrants are exercisable only upon notice of receipt of such stockholder approval (the “Warrant Stockholder Approval”) to approve each of (i) certain terms in the Warrants and the issuance of the shares of common stock issuable upon the exercise of such Warrants, as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC, which was approved at a special meeting of stockholders of the Company held on May 6, 2025 (the “Special Meeting”), and (ii) if necessary, a proposal to amend the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the authorized share capital of the Company to an amount sufficient to cover the shares of common stock issuable upon the exercise of the Warrants, which was not approved at the Special Meeting.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DGLY.” There is no established trading market for the Warrants and we do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

We engaged Aegis Capital Corp. (“Aegis” or the “underwriter”) to act as our exclusive underwriter on a firm commitment basis in connection with the Offering. We have agreed to pay to the underwriter the underwriting fees as set forth in the table below. We will bear all costs associated with the offering. See “Underwriting” on page 32 of this prospectus for more information regarding these arrangements.

We granted the underwriter an option to purchase additional shares of common stock and/or Warrants of (i) up to 15% of the number of shares of common stock sold in the Offering, (ii) up to 15% of the number of Series A Warrants sold in the Offering and (iii) up to 15% of the number of Series B Warrants sold in the Offering. On February 14, 2025, the underwriter exercised its over-allotment option with respect to 7,500 Series A Warrants and 7,500 Series B Warrants.

The public offering price used throughout this prospectus is indicative of the final offering price. The final public offering price was determined through negotiation between us and the underwriter based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of the Offering.

We used the proceeds from the Offering for general corporate purposes, including working capital and investments. See “Use of Proceeds.”

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The following table sets forth the public offering price used in connection with the Offering and shows the per Unit and total underwriting discounts we have paid to Aegis in connection with the Offering.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$300.00	$298.00	$15,000,000.00
Underwriting discounts and commissions(1)	$21.00	$21.00	$1,050,000.00
Proceeds, before expenses, to us(2)	$279.00	$277.00	$13,950,000.00

(1)	Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. We have also agreed to pay a non-accountable expense of 1.0% and have agreed to reimburse the underwriter for the fees and disbursements of its legal counsel in an amount of $200,000. See “Underwriting” beginning on page 32 of this prospectus for a description of the compensation to be received by the underwriter.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the (i) Warrants or Pre-Funded Warrants and (ii) over-allotment option (if any) we have granted to the underwriter as described above.

The underwriter delivered the Units and Pre-Funded Units against payment on February 14, 2025.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus is June 27, 2025

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriter, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS

You should carefully read this prospectus before deciding to invest in our securities.

Neither we nor Aegis have authorized anyone to provide you with information different from or inconsistent with the information contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When used herein, unless the context requires otherwise, references to “Digital Ally”, the “Company”, “we”, “our” or “us” refer to Digital Ally, Inc., a Nevada corporation, and its subsidiaries on a consolidated basis.

This prospectus contains trademarks, tradenames, service marks and service names of Digital Ally, Inc. and its subsidiaries.

All historical share and per-share amounts reflected throughout this prospectus have been adjusted to reflect the Reverse Stock Splits as if the Reverse Stock Splits occurred as of the earliest period presented. The par value per share of the Company’s common stock was not affected by the Reverse Stock Splits.

1

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

2

PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus, before deciding whether to participate in the offering described in this prospectus.

Company Overview

The business of the Company (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc. (“TicketSmarter”), Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc. (“Kustom 440”), Kustom Entertainment, Inc. (“Kustom”), and its majority-owned subsidiary Nobility Healthcare, LLC) is divided into three reportable operating segments: 1) the video solutions operating segment (the “Video Solutions Operating Segment”), 2) the revenue cycle management segment (the “Revenue Cycle Management Segment”), and 3) the entertainment segment (the “Entertainment Segment”). The Video Solutions Operating Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, charging a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. In addition, our Entertainment Segment now includes live event production, including the recently acquired Country Stampede music festival and others.

Corporate Information

We were incorporated in Nevada on December 13, 2000. We conduct our business from 6366 College Blvd., Overland Park, Kansas 66211. Our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus or the registration of which it forms a part and is intended for informational purposes only. You should not consider such website information to be a part of this prospectus and such registration statement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

3

THE OFFERING

Shares Underlying the Warrants

The Series A Warrants are exercisable commencing upon Warrant Stockholder Approval, have an exercise price of $375.00 per share (125% of the public offering price per Unit), subject to certain anti-dilution and share combination event protections, and have a term of five (5) years from the date of the Warrant Stockholder Approval.

The Series B Warrants are exercisable commencing upon Warrant Stockholder Approval, have an exercise price of $600.00 per share (200% of the public offering price per Unit), subject to certain share combination event protections and have a term of two and one-half (2.5) years from the date of Warrant Stockholder Approval.

Under the zero exercise price option of the Series B Warrants, the holder of the Series B Warrant has the right to receive three (3) shares for each warrant share underlying the Series B Warrant. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one share of common stock when they could elect the alternate cashless exercise option and pay no exercise price to receive more shares of common stock than they would receive if they did pay an exercise price. In addition, beginning on the Reset Date, the exercise price of the Warrants was reset to a price equal to the greater of (i) the Floor Price, as defined in the Warrants, in effect on the Reset Date and (ii) the lowest VWAP during the Reset Period. In addition, following a reverse stock split, the exercise price of the Warrants will be adjusted to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split, with a proportionate adjustment to the number of shares underlying the Warrants. The exercise price of the Series A Warrants and Series B Warrants was reset in accordance with the foregoing provision as a result of the Reverse Stock Splits. As a result of the Reverse Stock Splits and the reset provisions, the current exercise price of the Series A Warrants and Series B Warrants has been reset to $62.00. Upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant, subject to certain exceptions, the exercise price of the Series A Warrant will be reduced to such lower price, subject to a floor price set forth in the warrant, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged. The number of shares issuable upon the exercise of the Warrants under the reset provisions increases as the Company’s stock price falls deeper below the initial exercise price of the Warrants. Given the provisions of the Warrants, holders of the Warrants will be issued a maximum aggregate of 347,796 shares of common stock upon the exercise of all of the Series A Warrants and a maximum aggregate of 556,452 shares of common stock upon the exercise of the Series B Warrants. However, if the holders of the Series B Warrants elect the “zero exercise price” option, the number of shares of common stock issuable upon exercise of the Series B Warrants would increase by a factor of three, resulting in a maximum aggregate of 1,669,356 shares of common stock upon the exercise of the Series B Warrants. For reference, there were 39,626 shares of common stock outstanding as of February 14, 2025 and there are 1,727,421 shares of common stock outstanding as of the date of this prospectus.

Prior to notice of the Warrant Stockholder Approval, the Floor Price was equal to 50% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement and after public notice of the Warrant Stockholder Approval, the Floor Price is 20% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement. See “Description of Securities.”

4

Common stock outstanding prior to the full exercise of the Warrants	1,727,421 shares.

Common stock to be outstanding after the full exercise of the Warrants	2,075,254 shares.

Over-allotment option	We granted the underwriter option to purchase additional shares of common stock and/or Warrants of (i) up to 15% of the number of shares of common stock sold in the Offering, (ii) up to 15% of the number of Series A Warrants sold in the Offering and (iii) up to 15% of the number of Series B Warrants sold in the Offering. On February 14, 2025, the underwriter exercised its over-allotment option with respect to 7,500 Series A Warrants and 7,500 Series B Warrants.

Use of Proceeds	We used the net proceeds to us from the Offering for working capital and other general corporate purposes, to pay in full the approximate $1.910 million aggregate amount owed under the Short-Term Merchant Advance, dated November 29, 2023 and amended March 14, 2024, issued by the Company and Kustom to Agile Capital Funding, LLC, a New York limited liability company (the “Short-Term Merchant Advance”), and to pay in full the $3.6 million aggregate face value of senior secured promissory notes issued as part of the Private Placement. See “Use of Proceeds” beginning on page 23.

Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “DGLY”. There is no established public trading market for the Warrants, and we do not intend to list theses securities on any national securities exchange or trading system.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.

Lock-Up Agreements	Our officers and directors have agreed, for a period of 60 days after the Warrant Stockholder Approval date, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of the underwriter.

The number of shares of our common stock that are outstanding before and after the exercise of Warrants as shown above is based on 1,727,421 shares outstanding as of June 16, 2025. The number of shares outstanding as of June 16, 2025, as used throughout this prospectus, unless otherwise indicated, excludes, as of that date:

●	up to 26 shares of our common stock issuable upon exercise of outstanding options with a weighted average exercise price of $90,280.00 per share.

●	up to 3,551 shares of our common stock issuable upon exercise of warrants issued previously and outstanding, having a weighted average exercise price of $2,900.00 per share.

5

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus, including our financial statements and the related notes, before investing in our securities. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that affect us. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition

We will need financing in the longer term to support our ongoing operations. If we do not raise sufficient capital when such financing is needed, we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.

While we believe that current cash on hand is sufficient to fund our immediate operational needs, we will need financing in the longer term to support our ongoing operations. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain such additional financing, whether through this offering or otherwise, we will be required to divest all or a portion of our business or otherwise liquidate, wind-up, restructure or curtail our operations and product development timeline. We may seek additional capital through a combination of equity offerings, debt financings and/or strategic collaborations. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses and require that our assets secure such debt. Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If such financing is not available on satisfactory terms, or is not available at all, our ability to accelerate product development will be hindered, our business and financial condition may be materially and adversely affected, and you may lose all or part of your investment.

We have incurred losses in recent years.

We have had net losses for several years and had an accumulated deficit of $137,512,928 at December 31, 2024, which includes our net loss attributable to common stockholders of $19,844,147 for the year ended December 31, 2024, as compared to our net loss attributable to common stockholders of $25,688,547 for the year ended December 31, 2023. As of March 31, 2025, we had an accumulated deficit of $133,249,457, which includes net income attributable to common stockholders of $4,263,471 for the three months ended March 31, 2025. Our management has concluded that our historical recurring losses from operations and unstable cash flows from operations, as well as our dependence on private equity and other financings, raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2024 and 2023.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2024 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of common stock.

6

Foreign currency fluctuations may affect our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in our product pricing for potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some existing or potential foreign customers and reduce or eliminate their future orders of our products. We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are in the United States dollar, weakness in the United States dollar could lead to price increases for the components.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results have varied significantly in the past and may continue to fluctuate significantly in the future due to various factors that are both in and outside our control. Thus, we believe that period-to-period comparisons of our operating results may not be meaningful in the short-term, and our performance in a particular period may not be indicative of our performance in any future period.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Risks Related to Our Business and Industry

There are risks related to dealing with domestic governmental entities as customers.

One of the principal target markets for our products is the law enforcement community. In this market, the sale of products will be subject to budget constraints of governmental agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Such governmental agencies have experienced budgetary pressures because of the recent recession and its impact on local sales, property and income taxes that provide funding for purchasing our products. These agencies also may experience political pressure that dictates the way they spend money. Thus, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

There are risks related to dealing with foreign governmental entities as customers.

We target the law enforcement community in foreign countries for the sale of many of our products. While foreign countries vary, generally the sale of our products will be subject to political and budgetary constraints of foreign governments and agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Some foreign governments are experiencing budgetary pressures because of various reasons specific to them and their impact on taxes and tariffs that in many cases provide funding for purchasing our products. Law enforcement agencies within these countries also may experience political pressure that dictates the way they spend money. Thus, even if a foreign country or its law enforcement agencies want to acquire our products, it may be unable to purchase them due to budgetary or political constraints. We cannot assure investors that such governmental agencies will have the necessary funds to purchase our products even though they may want to do so. Further, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

7

International law enforcement and other agencies that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from a few months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by foreign governments and agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and receive no revenue in return. In addition, we may be selected as the vendor of choice by these foreign customers but never receive the funding necessary to purchase our product due to political or economic reasons.

We are marketing our DVM-250, DVM-250 Plus event recorder and FirstVU HD products to commercial customers, which is a relatively new sales channel for us and we may experience problems in gaining acceptance.

The principal target commercial market for our event recorder products is commercial fleet operators, such as taxi cabs, limousine services, transit buses, ambulance services and a variety of delivery services, and the principal target commercial market for our disinfectant/sanitizer and temperature monitoring products are healthcare centers and direct consumer businesses such as bars and restaurants. We have been marketing our FirstVU HD and EVO-HD to commercial customers for approximately one year and have been marketing our Shield™ and ThermoVU™ products to commercial customers for approximately the same period of time. While we have continued to try to capitalize on the existing market for our event recorder products, the markets for these newer products have represented relatively new sales channels for us and we may experience difficulty gaining acceptance of such products by the targeted customers. Our sales of such products will be subject to budget constraints of both the large and small prospective customers, which could result in a significant reduction in our anticipated revenues. Certain of such companies have experienced budgetary and financial pressures for various reasons specific to them or the applicable industries in which they operate, which may negatively impact their ability to purchase our products. Thus, even if prospective customers want to acquire our products, they may be unable to do so because of such factors. Further, even if such companies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

The markets for our new and enhanced products and technology are developing and rapidly evolving. They are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve or continue to achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Our technology may also be marketed and licensed to device manufacturers for inclusion in the products and equipment they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to integrate our digital video recording technology into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, our potential partners may be required to redesign their systems to effectively use our digital video recording technology. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our digital video recording technology and products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.

8

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies and commercial fleet and mass transit operators that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from several months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and have received no revenue in return.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	consumer demands; evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Thomas J. Heckman. We do not have employment agreements with Messrs. Ross or Heckman, although we entered into retention agreements with such officers on December 23, 2008, which were amended in April 2018. The loss of the services of either of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our technical, research and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not had trouble in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, substantially all the components for our products and some entire products, from a limited number of manufacturers and suppliers, most of whom are located outside the United States. Our internal process is principally to assemble the various components and subassemblies manufactured by our suppliers and test the assembled product prior to shipping to our customers. We do not intend to directly manufacture any of the equipment or parts to be used in our products. Our reliance upon outside manufacturers and suppliers, including foreign suppliers, is expected to continue, increase in scope and involves several risks, including limited control over the availability of components, and products themselves and related delivery schedules, pricing and product quality. We may be subject to political and social risks associated with specific regions of the world including those that may be subject to changes in tariffs that may have substantial effects on our product costs and supply chain reliability and availability. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.

9

A few of the semiconductor chip components for our products are produced by a very small number of specialized manufacturers. Currently, we purchase one essential semiconductor chip from a single manufacturer who currently sources such chipsets from the Philippines, China, Taiwan and South Korea, among other countries. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such a semiconductor chip from this manufacturer, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required component and we may also be required to pay higher costs for our components.

While we do the final assembly, testing, packaging, and shipment of certain of our products in-house, a number of our component parts are manufactured by subcontractors. These subcontractors include: raw circuit board manufacturers; circuit board assembly houses; injection plastic molders; metal parts fabricators; and other custom component providers. While we are dependent upon these subcontractors to the extent that they are producing custom subassemblies and components necessary for manufacturing our products, we still own the designs and intellectual property involved. This means that the failure of any one contractor to perform may cause delays in production. However, we can mitigate potential interruptions by maintaining “buffer stocks” of critical parts and subassemblies and by using multiple sources for critical components. We also can move our subcontracting to alternate providers. Being forced to use a different subcontractor could cause production interruptions ranging from negligible, such as a few weeks, to very costly, such as four to six months. Further, the failure of a foreign manufacturer to deliver products to us timely, in sufficient quantities and with the requisite quality would have a material adverse impact on our business, operations and financial condition.

The only components that would require a complete redesign of our digital video electronics package are the chips manufactured by Texas Instruments Incorporated (“Texas Instruments”). While there are competitive products available, each chip has unique characteristics that would require extensive tailoring of product designs to use it. The Texas Instruments chip is the heart of our video processing system. If Texas Instruments became unwilling or unable to provide us with these chips, we would be forced to redesign our digital video encoder and decoder systems. Such a complete redesign could take substantial time (over six months) to complete. We attempt to mitigate the potential for interruption by maintaining continuous stocks of these chips to support several months’ worth of production. In addition, we regularly check on the end-of-life status of these parts to make sure that we will know well in advance of any decisions by Texas Instruments to discontinue these parts. There are other semiconductors that are integral to our product design and which could cause delays if discontinued, but not to the same scale as the Texas Instruments chips.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 50 patents for protection in the United States and certain other countries to cover certain design aspects of our products.

We have been issued at least 38 patents to date by the USPTO. In addition, we have at least 12 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

10

Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

We are uncertain of our ability to protect our proprietary technology and information.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, and store, electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

The digital video recording market is characterized by new products and rapid technological change.

The market for our digital video recording technology products is characterized by rapidly changing technology and frequent new product introductions. Our future success will depend in part on our ability to enhance our existing technologies and products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new digital video recording technology and products both as stand-alone products and embedded solutions in third party products and systems. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the digital video recording market. There can also be no assurance that digital video recording products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution are characterized by new products and rapid technological change.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution products are characterized by rapidly changing technology and frequent new product introductions given the COVID-19 pandemic. Our future success will depend in part on our ability to enhance our existing products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new applications for our disinfectant/sanitizer and temperature monitoring solutions and products both as stand-alone products and embedded solutions in third party products and systems. Our current development activities include, among others, electrostatic sprayer systems to more efficiently disburse our Shield™ disinfectant/sanitizer. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the market. There can also be no assurance that the disinfectant/sanitizer and temperature monitoring products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

11

We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

We are involved as a plaintiff and defendant in routine litigation and administrative proceedings incidental to our business from time to time, including customer collections, vendor and employment-related matters. We believe that the likely outcome of any other pending cases and proceedings will not be material to our business or financial condition. However, there can be no assurance that we will prevail in the litigation or proceedings or that we may not have to pay damages or other awards to the other party.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of capital equipment to end users in dental professional practices. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continued economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition and results of operations. Also, the imposition of economic sanctions on Russia as a result of the war in Ukraine could prevent us from performing existing contracts and pursuing new growth opportunities, which could adversely affect our business, financial condition and results of operations.

Future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition.

We may acquire businesses, technologies, services, or products which are complementary to our business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources and management attention from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business or our results of operations and financial condition. In addition, we may need to fund any such acquisitions through the incurrence of additional debt or the sale of additional debt or equity securities, which would result in increased debt service obligations, including additional operating and financing covenants, or liens on our assets that would restrict our operations, or dilution to our shareholders.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

Our markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

12

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Our Entertainment Segment business is dependent on the continued occurrence of large-scale sporting events, concerts and theater shows and any decrease in the number of such events may result in decreased demand for our services.

Ticket sales are sensitive to fluctuations in the number of entertainment, sporting and theater events and activities offered by promoters, teams and facilities, and adverse trends in the entertainment, sporting and leisure event industries could adversely affect our business, financial condition and results of operations. We rely on third parties to create and perform at live music, sporting and theater events, and any unwillingness to tour, lack of availability of popular artists or decrease in the number of games or performances held could limit our ability to generate revenue. Accordingly, our success depends, in part, upon the ability of these third parties to correctly anticipate public demand for particular events, as well as the availability of popular artists, entertainers and teams, and any decrease in availability or failure to anticipate public demand could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.

Changes in Internet search engine algorithms and dynamics, or search engine disintermediation, or changes in marketplace rules could have a negative impact on traffic for our sites and ultimately, our business and results of operations.

We rely heavily on Internet search engines, such as Google, to generate traffic to our website, through a combination of organic and paid searches. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. In addition, a search engine could, for competitive or other purposes, alter its search algorithms or results causing our website to be placed lower in organic search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of our website or those of our partners, our business, results of operations and financial condition would be harmed. Furthermore, our failure to successfully manage our search engine optimization could result in a substantial decrease in traffic to our website, as well as increased costs if we were to replace free traffic with paid traffic, which may harm our business, results of operations and financial condition.

We also rely on application marketplaces, such as Apple’s App Store and Google’s Play, to enable downloads of our applications. Such marketplaces have in the past made, and may in the future make, changes that make access to our products more difficult. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces. Further, Apple and Google App Stores are an important distribution channel. If they choose to charge commissions on our products and we fail to negotiate compatible terms, it may harm our business, results of operations and financial condition. Similarly, if problems arise in our relationships with providers of application marketplaces, traffic to our site and our user growth could be harmed.

13

Our Entertainment Segment business is dependent on the willingness of artists, teams and promoters to continue to support the secondary ticket market and any decrease in such support may result in decreased demand for our services.

Our Entertainment Segment business is dependent on the secondary ticket market for events put on by artists, teams and promoters. We rely upon the willingness of such artists, teams and promoters to support the secondary ticket market and any decrease in support of the resale market, such as by enacting restrictions regarding resale policies or partnering with other resale marketplaces on an exclusive basis, could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.

If our future performance does not meet market expectations, the price of our securities may decline.

If our future performance does not meet market expectations, the price of our common stock may decline. In addition, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment.

General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our products more expensive for customers, which may reduce customer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

14

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of The Nasdaq Stock Market LLC, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

15

Risks Related to the Exercise of the Warrants and the Ownership of Our Securities

There is no established public trading market for the Warrants sold in the Offering, and we do not expect markets to develop for these securities.

There is no established public trading market for the Warrants sold in the Offering, and we do not expect markets to develop for these securities. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The Warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We have issued Warrants to purchase shares of common stock as part of the Offering. To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the shares of common stock underlying the Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Warrants are exercised, you may experience dilution to your holdings.

The Warrants are speculative in nature.

Except as otherwise set forth in the Warrants, the Warrants sold in the Offering do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing upon Warrant Stockholder Approval, holders of the Series A Warrants may exercise their right to acquire the common stock and pay an exercise price of $375.00 per share (125% of the offering price per Unit), subject to adjustment, from time to time, until the 5 year anniversary from the date of the Warrant Stockholder Approval, after which date any unexercised Series A Warrants expire and have no further value; and commencing upon Warrant Stockholder Approval, holders of Series B Warrants may exercise their right to acquire the common stock and pay an exercise price of $600.00 per share (200% of the offering price per Unit), subject to adjustment, from time to time, until the two and one half year anniversary from the date of Warrant Stockholder Approval, after which date any unexercised Series B Warrants expire and have no further value.

16

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

If the holders of the Series B Warrants elect to exercise such warrants using the zero exercise price option, stockholders will suffer substantial dilution.

The Series B Warrants contain a zero exercise price provision which provides the holders the right, at their option, to receive a number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series B Warrant and (y) three (3.0). As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants in these circumstances because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one share of common stock at a time when they could elect the zero exercise price option to receive more shares of common stock than they would receive if they did pay an exercise price. An exercising holder of a Series B Warrant using the “zero exercise price” option will be issued three times the number of shares of common stock for each share of common stock issuable upon exercise of a Series B Warrant for cash. If holders elect the “zero exercise price option”, on this basis, such exercise will result in substantial dilution to our shareholders. Given the provisions of the Warrants, holders of the Warrants will be issued a maximum aggregate of 347,796 shares of common stock upon the exercise of all of the Series A Warrants and a maximum aggregate of 556,452 shares of common stock upon the exercise of the Series B Warrants. However, if the holders of the Series B Warrants elect the “zero exercise price” option, the number of shares of common stock issuable upon exercise of the Series B Warrants would increase by a factor of three, resulting in a maximum aggregate of 1,669,356 shares of common stock upon the exercise of the Series B Warrants. For reference, there were 39,626 shares of common stock outstanding as of February 14, 2025 and there are 1,727,421 shares of common stock outstanding as of the date of this prospectus.

Stockholders may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock underlying the Warrants.

The effective price per share of common stock underlying the Warrants is substantially higher than the as adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming the sale of all Warrants in this offering, if you purchase shares of common stock underlying the Warrants in this offering, you will incur immediate and substantial dilution of $51.01 per share, with respect to the as adjusted net tangible book value of the common stock as of March 31, 2025. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the exercise of the Warrants.

The exercise of the Warrants could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

17

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. Such volatility can be attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our common stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

18

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our common stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our common stock, the common stock price would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our common stock price or trading volume.

In the event that our common stock is delisted from the Nasdaq Capital Market, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Capital Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

19

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, debt, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of common stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Company’s board of directors (the “Board”). The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

Our common stock is currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

As disclosed in our Current Report on Form 8-K filed with the SEC on December 26, 2024, we received the December Notice from the Staff on December 20, 2024, which indicated that we were not in compliance with the Minimum Bid Price Requirement, as our closing bid price for our common stock was below $1.00 per share for the prior thirty (30) consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a 180-calendar day compliance period, or until June 18, 2025 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. During the compliance period, our shares of common stock will continue to be listed and traded on the Nasdaq Capital Market. If at any time during the Compliance Period, the bid price of our common stock closes at or above $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide us with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

If we are not in compliance by June 18, 2025, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to Nasdaq of our intent to regain compliance with such requirement during such second compliance period.

If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting from the Nasdaq Capital Market. At that time, we may appeal any such delisting determination to a Nasdaq hearings panel.

We intend to continuously monitor the closing bid price for our common, and are in the process of considering various measures to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. However, this offering could cause our common stock to fall below $1.00 per share, and there can be no assurance that we will be able to regain or maintain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing standards, that Nasdaq will grant the Company any extension of time to regain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing requirements, or that any such appeal to the Nasdaq hearings panel will be successful, as applicable.

20

As disclosed in our Current Report on Form 8-K filed with the SEC on January 3, 2025, we received the January Notice from the Staff on January 2, 2025 stating that we were not in compliance with the Stockholders’ Equity Requirement, as the our stockholders’ equity of ($2,448,310), as reported in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, was below the required minimum of $2.5 million, and we did not meet either the alternative compliance standards relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

Under Nasdaq listing rules and as specified in the January Notice, we have 45 calendar days from the date of the January Notice to submit to the Staff a plan to regain compliance with the Stockholders’ Equity Requirement. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the January Notice for us to evidence compliance. We are presently evaluating various courses of action to regain compliance and intend to timely submit a plan to Nasdaq to regain compliance with the Stockholders’ Equity Requirement. There can be no assurance that our plan will be accepted or that if it is, that we will be able to regain compliance with the Stockholders’ Equity Requirement. The Company submitted its plan to Nasdaq to regain compliance with the Stockholders’ Equity Requirement on February 17, 2025.

There can be no assurances that we will be able to regain compliance with the Stockholders’ Equity Requirement or if we do later regain compliance with the Stockholders’ Equity Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements now or in the future. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from the Nasdaq Capital Market.

On March 6, 2025, the Company received notice (the “March Notice”) from the Staff that the Staff had determined that as of March 5, 2025, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stocks Rule”). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company timely requested a hearing before the Panel to appeal the March Notice and to address all outstanding matters, including compliance with the Minimum Bid Price Requirement, the Low Priced Stocks Rule and the Stockholders’ Equity Requirement. The Company held its hearing with the Panel as scheduled on April 17, 2025.

On May 1, 2025, the Panel rendered its decision which granted the Company’s request for continued listing on the Nasdaq Exchange. Such decision is subject to the following conditions:

●	On or before May 2, 2025, the Company shall file Form 10-K for 2024 in compliance with Listing Rule 5250(c)(1).

●	On or before May 20, 2025, the Company must file a public disclosure describing any transactions undertaken by the Company to increase its equity and providing an indication of its equity following those transactions.

●	On or before May 20, 2025, the Company must provide the Panel with an update on its fundraising plans, and updated income projections for the next 12 months, with all underlying assumptions clearly stated.

●	On or before June 6, 2025, the Company shall demonstrate compliance with the Bid Price Rule.

●	If, prior to September 2, 2025, the Company becomes non-compliant with any Listing Rule, the Company will be delisted.

The Company continues to work diligently to regain and maintain compliance with the Minimum Bid Price Requirement, Low Priced Stocks Rule and Stockholders’ Equity Requirement as promptly as possible. In that regard, management believes that it has achieved compliance with the Stockholders’ Equity Requirement as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025. There are no assurances however that the Company will be able to meet and maintain all such conditions required by the Panel.

In the event that our common stock is delisted from the Nasdaq Capital Market, as a result of our failure to comply with the Minimum Bid Price Requirement, the Low Priced Stocks Rule or the Stockholders’ Equity Requirement or due to our failure to continue to comply with any other requirement for continued listing on the Nasdaq Capital Market, and our common stock is not eligible for listing on another exchange, trading in the shares of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Market or another over-the-counter market operated by the OTC Markets Group Inc. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. The senior secured promissory notes matured on February 4, 2025, and upon the occurrence of an Event of Default, as defined in the senior secured promissory notes, bear interest as the rate of 14% per annum. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, including the senior secured promissory notes, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

21

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

22

USE OF PROCEEDS

The net proceeds to us from the Offering were $13,477,507.46 after deducting underwriting discounts and commissions and other estimated offering expenses payable by us for the Offering and assuming no exercise of the Warrants issued in connection with the Offering. No underwriting discounts or commissions have been paid on any Warrants purchased pursuant to the underwriter’s over-allotment option.

We used the net proceeds from the Offering for working capital and other general corporate purposes, to pay in full the approximate $1.910 million aggregate amount owed under the Short-Term Merchant Advance and to pay in full the $3.6 million aggregate face value of senior secured promissory notes issued as part of the Private Placement. The senior secured promissory notes matured on February 4, 2025, and upon the occurrence of an Event of Default, as defined in the senior secured promissory notes, bear interest at the rate of 14% per annum. Pursuant to the terms of the senior secured promissory notes, we were required to apply 100% of the net proceeds of the Offering to repay the senior secured promissory notes.

Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the remaining net proceeds of this offering after repayment of our outstanding debt obligations. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of the Offering for other purposes. Pending these uses, we intend to invest the net proceeds of the Offering in a money market or other interest-bearing account.

23

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of the Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that the Board may deem relevant.

24

CERTAIN RELATIONS AND RELATED PARTY TRANSACTIONS

Transactions with Managing Member of Nobility Healthcare

On January 27, 2022, the Board appointed Christian J. Hoffmann, III as a member of the Board, effective immediately. Mr. Hoffmann is a principal owner and manager of Nobility, LLC which is currently the managing member of our consolidated subsidiary Nobility Healthcare, LLC.

On August 1, 2022, Mr. Hoffmann resigned as a member of the Board, effective immediately. He remains as a principal owner and manager of Nobility, LLC.

The Company accrued reimbursable expenses payable to Nobility, LLC totaling $245,716 and $619,301 as of December 31, 2024 and 2023, respectively. Total management fees accrued and payable in accordance with the operating agreement totaled $38,625 and $49,014 as of December 31, 2024 and 2023, respectively. The company recorded management fee expense of $67,905 and $169,075 for the years ended December 31, 2024 and 2023, respectively.

Transactions with Related Party of TicketSmarter

On September 22, 2023, a trust, the beneficiaries of which are TicketSmarter’s Chief Executive Officer and his spouse, made a loan in the amount of $2,325,000 to TicketSmarter to support TicketSmarter’s operations. On October 2, 2023 an additional $375,000 was advanced to Ticketsmarter. The transaction was recorded as a related party note payable (the “TicketSmarter Related Party Note”). The TicketSmarter Related Party Note bears interest of 13.25% per annum with repayment beginning January 2, 2024. As of December 31, 2024 and 2023, the entire TicketSmarter Related Party note balance totaled $2,700,000, and is classified as current, with an accrued interest balance of $488,711 and $95,031, respectively. The use of proceeds of the TicketSmarter Related Party Note was to resolve numerous outstanding payables at a discounted rate, the discount received to resolve such outstanding payables is recognized as a gain on extinguishment of liabilities on the statement of operations. Additionally, these negotiations relieved TicketSmarter of numerous future obligations following fiscal year 2023.

On August 19, 2024, the parties agreed to amend the note whereby the repayment dates were extended to begin on January 2, 2025 and continue at $54,000 for 50 consecutive weeks plus interest. The parties did not change any other provisions or terms of the note. The amendment was determined to be a modification of the note rather than an extinguishment and reissuance of a new note. No payments have been made to date in 2025.

Company Related Party Note

On August 22, 2024, Digital Ally’s Chief Executive Officer, made a loan in the amount of $100,000 to the Company to support its operations. In addition, on October 24, 2024, Digital Ally’s Chief Executive Officer, made an additional loan in the amount of $40,000 to the Company to support its operations. These transactions were recorded as related party notes payable (the “Company Related Party Notes”). The Company Related Party Notes bear interest at prime rate (8.00% as of December 31, 2024) per annum with repayment due on demand. As of December 31, 2024, the entire Company Related Party note of $140,000, is classified as current, with an accrued interest balance of $3,465.

25

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of March 31, 2025. Such information is set forth on the following basis:

●	on an actual basis (assuming no exercise of the Warrants);

●	on a pro forma basis giving effect to the issuance of 1,669,319 shares of common stock issuable upon the exercise of Series B Warrants at a zero exercise price which have already been exercised as of the date of this prospectus; there remains outstanding and unexercised Series B Warrants to purchase 37 shares of common stock at a zero exercise price; and

●	on a pro forma as adjusted basis giving effect to (i) the full exercise of the of the remaining unexercised Series B Warrants to purchase 37 shares of common stock at a zero exercise price and (ii) the full exercise of the of the Series A Warrants to purchase 347,796 shares of common stock at an exercise price of $62.00 per share.

You should read the following table in conjunction with “Use of Proceeds” and our financial statements and related notes incorporated in this prospectus.

	As of March 31, 2025
	Actual	Pro Forma	Pro Forma As Adjusted(1)(2)
Cash and cash equivalents	$3,762,608	$3,762,608	$25,325,960

Total liabilities	$18,686,961	$18,686,961	$18,686,961

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; none issued or outstanding at March 31, 2025, none issued or outstanding – March 31, 2025 Pro Forma Basis and none issued or outstanding – March 31, 2025 Pro Forma As Adjusted Basis	$-	$—	$—
Common stock, $0.001 par value per share; 200,000,000 shares authorized; shares issued: 58,102 shares issued – March 31, 2025, 1,727,421 shares issued – March 31, 2025 Pro Forma Basis and 2,075,254 shares issued – March 31, 2025 Pro Forma As Adjusted Basis	58	1,727	2,075
Additional Paid-in Capital	146,013,449	146,011,780	167,574,784
Noncontrolling interest in consolidated subsidiary	(1,194,675)	(1,194,675)	(1,194,675)
Accumulated Deficit	(133,249,457)	(133,249,457)	(133,249,457)
Total Stockholders’ equity (deficit)	11,569,375	11,569,375	33,132,727

Total capitalization	$30,256,336	$30,256,336	$51,819,688

The information above excludes on a pro forma and pro forma, as adjusted basis:

●	up to 26 shares of our common stock issuable upon exercise of outstanding options with a weighted average exercise price of $90,280.00 per share.

●	up to 3,551 shares of our common stock issuable upon exercise of warrants issued previously and outstanding, having a weighted average exercise price of $2,900.00 per share.

26

DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately as a result of the exercise of the remaining Series A Warrants and Series B Warrants.

Our historical net tangible book value as of March 31, 2025 was $1,237,270, or $21.30 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2025.

After giving effect to (i) the issuance of 1,669,319 common shares upon exercise of Series B Warrants at a zero exercise price which have already been exercised as of the date of this prospectus, (ii) the full exercise of the remaining unexercised Series B Warrants to purchase 37 shares of common stock at a zero exercise price and (iii) the full exercise of the of the Series A Warrants to purchase 347,796 shares of common stock at an exercise price of $62.00 per share, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $22,800,622 or approximately $10.99 per share. This represents an immediate decrease in net tangible book value of approximately $10.31 per share to our existing stockholders and an immediate dilution of approximately $51.01 per share to purchasers of our securities in this offering, as illustrated by the following table:

Public offering price per Series A Warrant	$62.00
Pro forma net tangible book value (deficit) per share, as of March 31, 2025, before giving effect to the exercise of the Series A Warrants and Series B Warrants	$21.30
Decrease in pro forma net tangible book value (deficit) per share attributable to new investors in the Series A Warrants and Series B Warrants	$(10.31)
Pro forma as adjusted net tangible book value (deficit) per share, after the exercise of the Series A Warrants and Series B Warrants	$10.99
Dilution to pro forma as adjusted net tangible book value per share to investors in this offering	$(51.01)

27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common stock for:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are currently exercisable or exercisable within sixty (60) days of June 16, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common stock subject to securities currently exercisable or exercisable within sixty (60) days of June 16, 2025 are deemed to be outstanding for computing the percentage ownership of the person holding such securities and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Digital Ally, Inc., 6366 College Blvd., Overland Park, KS 66211.

	Number of Shares of Common Stock Beneficially Owned (1)			% of Total
	Shares	%		Voting Power
5% or Greater Stockholders:
None	-	-		-
Executive Officers and Directors:
Stanton E. Ross(2)	69	*		*
Leroy C. Richie(3)	10	*		*
D. Duke Daughtery	1	*		*
Thomas J. Heckman(4)	70	*		*
Peng Han(5)	15	*		*
Charles M. Anderson	-	*		*

All executive officers and directors as a group (six individuals)	165	*	%	*	%

* Represents less than 1%.

(1)	Based on 1,727,421 shares of common stock issued and outstanding as of June 16, 2025 and, with respect only to the ownership by all executive officers and directors as a group.
(2)	Mr. Ross’s total shares of common stock include 9 restricted shares that are subject to forfeiture to us.
(3)	Mr. Richie’s total shares of common stock include 9 shares of common stock to be received upon the exercise of vested options.
(4)	Mr. Heckman’s total shares of common stock include 43 shares of common stock held in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) (on December 31, 2024) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan.
(5)	Mr. Han’s total shares of common stock include (i) 9 restricted shares that are subject to forfeiture to us and (ii) 1 shares of common stock to be received upon the exercise of vested options.

28

DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

The following description of our common stock and certain provisions of our Articles of Incorporation and our Bylaws are summaries and are qualified by reference to our Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to Nevada law, including the NRS, as well as copies of our Articles of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC.

Common Stock

Our authorized common stock consists of 200,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus, we had 1,727,421 shares of our common stock issued and outstanding.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividends

Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant. Our Board may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the common stock are paid will be distributed to the owners of our common stock pro rata.

Preemptive Rights

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability

All outstanding shares of our common stock are fully paid and nonassessable.

29

Listing

Our common stock trades on Nasdaq under the symbol “DGLY.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock in the United States is Securities Transfer Corporation, located at 2901 N. Dallas Parkway, Suite 380, Plano, Texas, 75093. Its telephone number is (469) 633-0101.

Warrants

The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the forms of Warrant, which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of Warrant.

Exercisability. The Series A Warrants are exercisable commencing upon the Warrant Stockholder Approval until five (5) years after the date of Warrant Stockholder Approval, and the Series B Warrants are exercisable commencing upon the Warrant Stockholder Approval until two and one-half (2.5) years after the date of Warrant Stockholder Approval. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of common stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise and Zero Exercise Price Option

If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants, as applicable, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants, as applicable.

No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Under the zero exercise price option, the holder of the Series B Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series B Warrant and (y) three (3.0).

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

30

The Series A Warrants are exercisable upon Warrant Stockholder Approval, have an exercise price of $375.00 per share of common stock (equal to 125% of the public offering price per Unit, subject to certain anti-dilution and share combination event protections, as further set forth below) and expire five (5) years from the date of Warrant Stockholder Approval.

The Series B Warrants are exercisable commencing upon Warrant Stockholder Approval, have an exercise price of $600.00 per share of common stock (equal to 200% of the public offering price per Unit, subject to certain share combination event protections, as further set forth below) per share of common stock and expire two and one-half (2.5) years from the date of Warrant Stockholder Approval.

Beginning on the Reset Date, the exercise price of the Warrants were reset to a price equal to the greater of (i) the Floor Price, as defined in the Warrants, in effect on the Reset Date, and (ii) the lowest VWAP during the Reset Period. In addition, following a reverse stock split, the exercise price of the Warrants will be adjusted to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split with a proportionate adjustment to the number of shares underlying the Warrants. The number of shares issuable upon the exercise of the Warrants under the reset provisions increases as the Company’s stock price falls deeper below the initial exercise price of the Warrants. The exercise price of the Series A Warrants and Series B Warrants was reset in accordance with the foregoing provision as a result of the Reverse Stock Splits. As a result of the Reverse Stock Splits and the reset provisions, the current exercise price of the Series A Warrants and Series B Warrants has been reset to $62.00.

Adjustment for Subsequent Issuances. Subject to certain exceptions, if the Company sells any common stock (or securities convertible into or exercisable into common stock) at a price per share (or conversion or exercise price, as applicable) less than the exercise price of the Series A Warrants then in effect, then the exercise price of the Series A Warrants will be reduced to such lower price (subject to a minimum exercise price of $155.00 prior to Warrant Stockholder Approval (50% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement and a minimum exercise price of $62.00 after Warrant Stockholder Approval (20% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement)). Additionally, upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant, subject to certain exceptions, the exercise price of the Series A Warrant will be reduced to such lower price, subject to a floor price set forth in the warrant, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged.

Share Combination Event Adjustment. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing on the trading day immediately following the applicable date of share combination event and ending on the fifth trading day immediately following such date is less than the exercise price of the Warrants then in effect, then the exercise price of the Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $155.00 prior to Warrant Stockholder Approval (50% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement and a minimum exercise price of $62.00 after Warrant Stockholder Approval (20% of the Nasdaq Minimum Price immediately prior to the execution of the underwriting agreement)) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Warrant Stockholder Approval. Under Nasdaq listing rules, the Warrants may not be exercised unless and until we obtain the approval of our stockholders, which we obtained on May 6, 2025.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Warrants on any stock exchange. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, as described in the Warrants, the Company shall, at the option of the holders of the Warrants, exercisable at any time concurrently with, or within 30 trading days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Warrants from the holders of the Warrants by paying to the holders of the Warrants an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrants on the date of the consummation of such fundamental transaction.

Variable Rate Transaction. As described in the Warrants, the Company, at any time until the six (6) month anniversary of the initial exercise date, shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Warrants).

Governing Law. The Warrants are governed by New York law.

31

UNDERWRITING

Aegis Capital Corp. (“Aegis” or the “underwriter”) was the sole underwriter and the book-running manager of the Offering. Under the terms of an underwriting agreement (the “underwriting agreement”), which is filed as an exhibit to the registration statement of which this prospectus forms a part, we agreed to sell to the underwriter and the underwriter agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of Units:

Underwriter	Number of Units	Number of Pre-Funded Units
Aegis Capital Corp.	3,925	46,075

The underwriting agreement provides that the underwriter’s obligation to purchase Units and Pre-Funded Units, as the case may be, depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriter are true;
●	there is no material change in our business or the financial markets; and
●	we deliver customary closing documents to the underwriter.

The underwriter agreed to purchase all of the Units and Pre-Funded Units (other than those covered by the over-allotment option described below) purchased under the underwriting agreement.

Over-Allotment Option

Solely to cover over-allotments, if any, the Company granted the underwriter an option to purchase additional shares of common stock and/or Warrants of (i) up to 15% of the number of shares of common stock sold in the Offering, (ii) up to 15% of the number of Series A Warrants sold in the Offering and (iii) up to 15% of the number of Series B Warrants sold in the Offering. On February 14, 2025, the underwriter exercised its over-allotment option with respect to 7,500 Series A Warrants and 7,500 Series B Warrants.

Underwriting Discounts and Expenses

The following table sets forth the public offering price used in connection with the Offering and shows the per Unit and total underwriting discounts we have paid to Aegis in connection with the Offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock.

		Total
	Per Unit	No Exercise	Full Exercise(2)
Public offering price	$300.00	$15,000,000.00	$17,250,000.00
Underwriting discounts to be paid by us (7.0%):	$21.00	$157,500.00	$1,207,500.00
Non-accountable expense allowance (1.0%)(1)	$3.00	$22,500.00	$172,500.00
Proceeds, before expenses, to us	$276.00	$14,820,000.00	$15,870,000.00

(1) We agreed to pay a non-accountable expense allowance to Aegis equal to 1.0% of the gross proceeds received in the Offering.
(2) Assumes exercise for Units only. The underwriter will not receive any discounts or commissions upon exercise of the underwriter’s option to purchase Warrants.

We also agreed to reimburse the underwriter for certain of its expenses, including “roadshow,” diligence, and reasonable legal fees and disbursements, in an amount not to exceed $200,000 in the aggregate. The total expenses of the Offering payable by us, excluding underwriting discounts and non-accountable expense allowance, were approximately $322,492.54.

32

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.
●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.
●	Syndicate covering transactions involve purchases of our shares of common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option to purchase additional shares. If the underwriter sells more shares than could be covered by the underwriter’s option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
●	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock ck may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NASDAQ or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that Aegis will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Discretionary Accounts

The underwriter did not make sales to accounts over which they exercise discretionary authority in excess of five percent (5%) of the securities being offered in the Offering.

Indemnification

We agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the Offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 10% of our Company’s common stock and securities exercisable for or convertible into its common stock outstanding immediately upon the closing of the Offering agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock (“Lock-Up Securities”), whether owned at the time of the Offering or subsequently acquired, without the prior written consent of the underwriter, for a period of sixty (60) days after the Warrant Stockholder Approval date.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

33

Company Standstill

We agreed, for a period of ninety (90) days after the Warrant Stockholder Approval date (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of the Offering.

Right of First Refusal

If, for the period beginning on the Closing of the Offering and ending thirty-six (36) months after the commencement of sales in the Offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

Notwithstanding the foregoing, the decision to accept our engagement shall be made by Aegis or one of its affiliates, by a written notice to us, within ten (10) business days after the receipt of our notification of financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal.

Other Relationships

The underwriter is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter has in the past provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they received, or may in the future receive, customary fees.

In the ordinary course of its business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in the Offering and the underwriter participating in the Offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of Units for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “DGLY.” We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

34

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sullivan & Worcester LLP, New York, New York. The underwriter is being represented by Kaufman & Canoles, P.C., Richmond, VA, in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.digitalally.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

35

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on May 2, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025;

●	our Current Reports on Forms 8-K filed with the SEC on January 3, 2025, February 13, 2025, February 19, 2025, March 7, 2025, April 1, 2025, April 14, 2025, April 21, 2025, April 25, 2025, April 29, 2025, May 5, 2025, May 7, 2025, May 9, 2025, May 21, 2025, May 23, 2025 and May 27, 2025 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

●	the description of our common stock contained in Exhibit 4.15—Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on May 2, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

(913) 814-7774

Copies of these filings are also available through the “Investor Relations” section of our website at www.digitalally.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

36

347,796 Shares of Common Stock Underlying the Series A Warrants

37 Shares of Common Stock Underlying the Series B Warrants (which contain a zero exercise price option)

Digital Ally, Inc.

PRELIMINARY PROSPECTUS

Aegis Capital Corp.

June 27, 2025